Exhibit 10.2

COCONNECT, INC. LOCK-UP AND LEAK-OUT AGREEMENT

THIS COCONNECT, INC. LOCK-UP AND LEAK-OUT AGREEMENT (to include Schedule A and Exhibit 1, which is collectively the “Agreement”) is dated this 19th day of December, 2011(the “Effective Date”) by and among CoConnect, Inc. (the “Company” or a “Party”), and the undersigned shareholder, officer or director of the Company (the “Shareholder”) in anticipation of the acquisition of a number of precious metals properties.

WHEREAS, the Company   plans to make a number of acquisitions, install a new management team and appoint several additional directors; and

WHEREAS, Shareholder is a shareholder of CoConnect, Inc. and is expected to continue as a shareholder, and is desirous to have its shares of the Company registered for sale or re-sale, as the case may be, at the sole cost of the Company and in accord with this Agreement and the attached registration rights agreement (attached hereto as Exhibit 1), the terms of which are incorporated herein by reference; and

WHEREAS, the Company is or may previously have been classified as a “shell” company under applicable regulations promulgated by the Securities and Exchange Commission (the “SEC”) with attendant illiquidity consequences for shares of the Company owned by the Shareholder currently and/or to be owned by the Shareholder following completion of the acquisition activities; and

WHEREAS, the Company and the Shareholder desire that trading in publicly trading shares of the Company  be orderly, while providing for predictable liquidity over time through sale of privately acquired shares into the public market for all or some of the shares  held by the Shareholder  in the Company; and

WHEREAS, the Company has adopted a policy (the “Trading Plan Policy”) under SEC Rule 10b5-1 supporting adoption of advance directive trading plans (‘Trading Plans”) by officers, directors and other shareholders of the Company;

NOW THEREFORE, in consideration of the foregoing and the mutual obligations, undertakings and rights specified herein and for other consideration the sufficiency and receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1

Shareholder’s Shares of the Company and the Lock-up Period. Shareholder  agrees that he will not offer to sell, transfer, assign, pledge or hypothecate or enter into any transaction to such effect, directly or indirectly (each a “Disposition”), any “Shares of the Company” (as defined below) during the “Lock-up Period” (as defined below) except in compliance with this Agreement.  The Shareholder’s “Shares of the Company” are defined to include shares currently owned by the Shareholder or shares acquired under any conversion, option or warrant right currently possessed by the Shareholder in the Company whether held in the name of the Shareholder, the name of a family member or a corporation or trust of the Shareholder for the benefit of a family member or family members of the Shareholder.  The “Lock-up Period” is defined as that period which begins on the date of a registration, which includes the Shareholder Shares (defined as those Company shares identified in Schedule A) is declared effective by the SEC (“Effective Date”) and which ends on the earlier of the last day of the Month which is 20 full calendar months after the Effective Date.

2

Leak-out Allowance during the Lock-up Period.

 The Agreement specifically allows the Shareholder to effect a Disposition consistent with the “Leak-out Allowance” (as defined in paragraph 2.4 below) during the Lock-up Period  BUT ONLY UPON COMPLIANCE WITH THE TERMS HEREOF:

2.1

No Disposition will be allowed for a Shareholder who is also an officer or director of the Company except under a then pending Trading Plan that was duly adopted by the Shareholder under the Company’s Trading Plan Policy.  It is recognized that a Shareholder who is neither an officer nor director of the Company after the acquisitions of the precious metals properties may elect to adopt or not to adopt a Trading Plan and that such a Shareholder when otherwise allowed may effect a Disposition without use of a Trading Plan.

2.2

No Disposition will be allowed for the Shareholder during any portion or portions of the Lock-up Period when the Shareholder would otherwise be disallowed to re-sale under Rule 144 except for such portion of the Shareholder’s Shares of the Company that are included in an active Registration Statement (the Shareholder’s “Registered Shares”) covering the re-sale by the Shareholder of his Registered Shares of the Company.

2.3

No Disposition will be allowed for the Shareholder during that initial portion of the Lock-up Period which ends on the later of either (i) sixty days1 after the Shareholder’s adoption of a Trading Plan (for any Shareholder having such a Trading Plan); or for those Shareholders that have not adopted a Trading Plan, (ii) thirty days after the Company’s Registration Statement becomes effective.  This is to say that a Shareholder not having adopted a Trading Plan may make a Disposition commencing on the most proximate day a market for the Shareholder’s Shares is open for trading (a “Trading Day”) following 30 days from the effectiveness of a Registration Statement.

2.4

For any month2, no Disposition individually and no Dispositions in the aggregate, will be allowed for the Shareholder’s Registered Shares in excess of the Shareholder’s “Leak-out Allowance” where such term is defined to mean, for any month, no amount on a Disposition-by-Disposition basis and in the aggregate (for that respective month) which is greater than 1% of the Shareholder’s original Shares (“Monthly Maximum Sales Percentage”); however, the Monthly Maximum Sales Percentage shall be increased to 4% if averaged over any consecutive twenty trading-day period (subsequent to the 120th day after the Company’s Registration Statement becomes effective) any of the following occurs: (i) the median of the daily low and daily high trade price of the Company’s common stock shares average is below $1.00; or (ii) the ten lowest trading volume days (by number of shares traded) averages below 3,000 shares traded per day. The trading price and volume set out in subsections “i” and “ii” above (in this Section 2.4) shall be those prices and volumes reported by Google Finance under “historical prices” for the Company’s common stock or the relevant historical prices and volume reported by other reasonably reliable national stock quotation services.

To the extent required by a broker or as required by law or SEC rule or regulation, Shareholder may place with a broker specified in his/her Trading Plan or other Broker (if the Shareholder has no effective Trading Plan at the time or if the Shareholder has determined to register some shares that are not included in the Shareholder’s Trading Plan), certificates for his/her Shares of the Company and may file with the SEC his/her indication of intent to sell his/her Registered Shares under the Registration Statement.

3

Company Support and No Black-Out Periods. The Company will cooperate with the Shareholder for accomplishment of Dispositions under the Shareholder’s Trading Plan and/or outside such a Trading Plan when such a Disposition is consistent with this Agreement.  The Company will give to the Company’s transfer agent or counsel instructions intended to facilitate Dispositions under an approved and duly adopted Trading Plan and/or otherwise under this Agreement.  The Company will not impose on any duly adopted Trading Plan any of the Company’s standard or exceptional black-out periods customarily adopted for periods surrounding quarterly reporting preparation and filing or for other times/events except as provided in the Company’s Trading Plan Policy.

4

No Demand for Suspension of Trading or Termination of Affiliates’ Trading Plans.  In view of the recitals above and the provisions of this Agreement, the Company agrees that it will not enter into any underwriting agreement or other agreement out of the ordinary course of business during continuation of the Lock-up Period under which the Company or the underwriter or other person will have the right to require that the Shareholder suspend trading under his Trading Plan or terminate such Trading Plan except as provided in the Company’s Trading Plan Policy.

5

No Group and No Acting in Concert. The Shareholder agrees that he will make only independent trading decision for his/her Registered Shares, including for making the instructions to be included in his Trading Plan, if the Shareholder has a Trading Plan, and will not seek to coordinate or harmonize such trading decision or instructions with those adopted by any other Shareholder or affiliate of the Company.

6

Good Faith Adoption, Amendments and Termination of the Shareholder’s Trading Plan. The Shareholder having a Trading Plan hereby warrants that he has adopted his Trading Plan in good faith and that the effective time of such adoption occurred when the Shareholder was not in possession of any material inside information about the Company, Proteus or the Merger.  Nothing herein limits the Shareholder’s right unilaterally to amend or terminate his Trading Plan.  If such amendment (other than mere ministerial amendments) or termination occurs during the Lock-up Period, Shareholder agrees he will not seek to adopt a replacement Trading Plan for the period of at least 90 days following the date of such amendment or termination.  The Shareholder who ceases to be an officer or director of the Company will not be required to maintain a Trading Plan but will otherwise still be subject to the rules of the SEC and other lawful requirements.  The Parties agree that they are each familiar with and accept the Company’s Trading Plan Policy as in effect on the Effective Date.

____________________________________

1 All references to “days” shall be “calendar” days, not “trading” days, unless otherwise noted.

2 All references to a “month” vis-à-vis a Disposition shall be based on a calendar month and shall commence on the first day of the same and shall end on the last day of the respective month, regardless of the number of days one month may have. Further, the initial month a Disposition may be made shall be the first day of the first calendar month following the effectiveness of a registration statement registering the Shareholder’s shares, consistent with Section 2.3 and 2.4 herein.

Permitted Transfers. Notwithstanding anything to the contrary herein, the restrictions contained herein shall not apply to any of the following: (a) Disposition(s)  by transfer of Shares of the Company, including any of the Registered Shares, as a bona fide gift or gifts, by will or intestacy or to any trust for the direct or indirect benefit of the Shareholder  or one or more members of the immediate family of the Shareholder, or (b) Disposition(s) by distributions by a trust to its beneficiaries, provided that in the case of any transfer or distribution pursuant to clauses (a) or (b), each donee, distributee, trustee or beneficiary shall sign and deliver a lock-up agreement with the Company substantially in the form of this Agreement.  At the election of the Shareholder, he or she may arrange that any such transferee’s shares may be included in the Shareholder’s Registered Shares.

Registration Statement to be Filed by the Company. The Company hereby covenants and agrees to use good faith and commercially reasonable efforts promptly after the completion of its second round of funding ($15MM round, or less as the case may be)  to file and make effective a Registration Statement under the Securities Act of 1933 and to maintain the effectiveness of the same during the Lock-up Period of such a Registration Statement covering the re-sale of the Shareholder’s Registered Shares of the Company (whether held in his name or in the name of a grantee or nominee) as are shown on the attached Schedule A—“Shares of Shareholder to be Registered.”  The Company reserves the right to disallow Shareholder any right to request or demand registration of his additional Shares of the Company during the Lock-up Period, irrespective of whether such additional Shares of the Company were owned at the time of signing this Agreement or were after-acquired Shares of the Company.

9

Conditional Effectiveness of this Agreement. The Parties agree that this Agreement is effective as of the Effective Date, but is entirely conditional upon effectuation of the planned acquisitions by the Company, as described herein.

10

Transfer of Shares and Opinion Letters. The Company agrees that an opinion letter, obtained by the Shareholder, from an attorney licensed to practice law, shall be sufficient to authorize the transfer of any of the Shareholder’s Shares and that the Company, notwithstanding the terms of this Agreement, shall not take any action to hinder, delay or otherwise stop the transfer and sale of any of the Shareholder’s shares that are subject to this Agreement.  Further, the Company shall make all reasonable efforts to instruct the Company legal counsel and related Company administrative and executive staff to make all reasonable efforts to assist and facilitate the transfer and sale of the Shareholder’s shares, including providing the Company transfer agent and the Shareholder’s broker dealer with all documentation, including board resolutions, certificates, guarantees and other documentation of validation, without limitation, that the Company transfer agent or the Shareholder’s broker dealer may require to facilitate the transfer and sale of the Shareholder’s shares.  Each Party shall bear its own costs related to this Section 10; however, in no case shall the Company charge a fee to the Shareholder under this Agreement or for any effort made by the Company pursuant to the Shareholder selling his Shares.

Miscellaneous. This is the sole agreement between the Shareholder and the Company dealing with the subject matter hereof. All prior or contemporaneous agreements, representations or understandings concerning this subject matter are merged herein and made a part hereof.  This Agreement shall be governed under Utah law and any dispute concerning the subject matter hereof, if not resolved by Arbitration shall be subject to jurisdiction, and the parties submit to the jurisdiction of courts sitting in Utah.  The parties agree to submit any dispute hereunder to non-binding arbitration using commercial rules of the American Arbitration Association and using only one arbitrator sitting in Utah and only after a hearing on the dispute and rendering of a judgment by the Arbitration may either party seek judicial relief for any claim under this Agreement or dealing with the subject matter hereof.

SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement effective as of the Effective Date shown above.

COCONNECT, INC. __________________________ By: Robert K. Bench Its: President	BCGU, LLC _________________________ By:

SCHEDULE A

TO THE

COCONNECT, INC. LOCK-UP AND LEAK-OUT AGREEMENT

SHAREHOLDERS’ SHARES OF THE COMPANY TO BE REGISTERED

Name

Shares of the Company to Be Registered

BCGU, LLC

1,721,845

Name in which Shares of the Company to Be Registered are held if different from the name of the Shareholder and number of such Shares in such Name:

Other Name	Number of such Shares held in such Other Name

EXHIBIT 1

Registration Rights Agreement